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                                                                      EXHIBIT 23

                      CONSENT OF COOPERS & LYBRAND L.L.P.

Re: Ford Motor Credit Company Registration Statement
    Nos. 333-45015, 333-41059, 333-40477, 33-62973, 33-24928 and 33-64237 on
    Form S-3

     We consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statements of our report dated January 26, 1998 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Ford Motor Credit Company's Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

/S/ COOPERS & LYBRAND L.L.P.

DETROIT, MICHIGAN
MARCH 19, 1998